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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 19, 2002

                          FRIEDE GOLDMAN HALTER, INC.
                           (AS DEBTOR IN POSSESSION)
             (Exact name of registrant as specified in its charter)


         Mississippi                     0-22595                  72-1362492
(State or other jurisdiction of  (Commission File Number)      (I.R.S. Employer
incorporation or organization)                               Identification No.)

                         13085 INDUSTRIAL SEAWAY ROAD
                          GULFPORT, MISSISSIPPI 39503
                             (Address of principal
                               executive offices
                                 and zip code)

                                (228) 896-0029
                        (Registrant's telephone number,
                             including area code)


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Item 2.   Disposition of assets

     On March 27, 2002 Friede Goldman Halter, Inc. (OTCBB: FGHLQ) entered into an agreement to sale the assets of its wholly owned subsidiary, Friede Goldman Newfoundland ("FGN"), the Company's Canadian subsidiary located in the province of Newfoundland and Labrador Canada, to Peter Kiewit Sons Co. Ltd. Under the sale agreement, Friede Goldman Halter will receive approximately $5.0 million in cash consideration which represents primarily repayment of intercompany debt. Assets to be sold include various plant, property and equipment, related water leases, inventory, small tools and supplies.

     On March 28, 2002, Friede Goldman issued a press release announcing the sale of assets of FGN. A copy of which is attached as an exhibit hereto.


Item 7.  Financial Statements and Exhibits

     (c)

     Exhibit 99.1   Press Release of Registrant dated March 28, 2002

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FRIEDE GOLDMAN HALTER, INC.


Date: April 19, 2002

                              By: /s/ Jack R. Stone, Jr.
                                  ------------------------------------
                                  Jack R. Stone, Jr.
                                  President and Chief Executive Officer

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                                 EXHIBIT INDEX

          Exhibit No.                Description
         --------------             -------------
              *99.1             Press Release of Registrant dated March 28, 2002

___________________
* Filed herewith.

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